UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	May 24, 2023

VerifyMe, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39332	23-3023677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 International Parkway, Fifth Floor, Lake Mary, Florida		32746
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(585) 736-9400

_____________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VRME	The Nasdaq Capital Market
Warrants to Purchase Common Stock	VRMEW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2023, the board of directors (the “Board”) of VerifyMe, Inc. (the “Company”) appointed Mr. Adam Stedham to serve as Chief Executive Officer of the Company, effective June 19, 2023 (the “Effective Date”). Mr. Stedham will cease to be an independent director and will step down as chair of the Audit Committee and as a member of the Compensation Committee on the Effective Date. For additional information about Mr. Stedham, please see the information concerning Mr. Stedham set forth under the heading "Proposal One: Election of Directors” in the Company's 2023 Proxy Statement, which was filed with the Commission on April 24, 2023, and which information about Mr. Stedham is hereby incorporated by reference.

On May 25, 2023, the Company and Mr. Stedham entered into an employment agreement (“Employment Agreement”), effective as of the Effective Date. Pursuant to the Employment Agreement Mr. Stedham will receive an annual base salary of $300,000 and be eligible for an annual bonus with a potential up to 50% of his base salary based on an Adjusted EBITDA performance goal to be set annually by the Compensation Committee of the Board.

In accordance with the Employment Agreement, the Compensation Committee of the Board approved, in each case within five business days of the Effective Date, the grant of (i) a restricted stock award (“RSA”) of 34,014 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), subject to the terms of the Company’s 2020 Equity Incentive Plan (the “Plan”), which vest upon the grant date to compensate Mr. Stedham for his service as an independent director during 2023; (ii) 204,082 time-based restricted stock units (“RSUs”), each such unit representing the contingent right to receive one share of the Company’s Common Stock, subject to the terms of the Plan, which vest, except as otherwise provided in the award agreement, in three equal annual installments with the first installment vesting on the first anniversary of the grant date; and (iii) an award of 550,000 performance-based restricted stock units (“PSUs”), each such unit representing the contingent right to receive one share of the Company’s Common Stock, subject to the terms of the Plan. The PSUs, except as otherwise provided in the award agreement, vest in three tranches subject to continued employment and upon the satisfaction of the applicable performance criteria within four years of the grant date. Tranche 1 will vest 150,000 shares of Common Stock on or after the first anniversary of the grant date if the price of the Company’s Common Stock is $2.21 per share and trades at or above that price for 20 consecutive days. Tranche 2 will vest 200,000 shares of Common Stock on or after the second anniversary of the grant date if the Company’s Common Stock trades at or above $2.94 per share for 20 consecutive trading days. Tranche 3 will vest 200,000 shares of Common Stock on the fourth anniversary of the grant date if the Company’s Common Stock trades at or above $3.68 per share for 20 consecutive trading days.

The Employment Agreement is for an initial term of two years and will thereafter be “at-will”, and may be terminated by either party during the initial term. If terminated by Mr. Stedham for good reason, or by the Company without cause, Mr. Stedham will be entitled, in addition to accrued base salary and unpaid expenses, to his annual bonus payout, if applicable, severance in the amount of base salary that would have otherwise been paid through June 19, 2025 or six months, whichever is greater, and the accelerated vesting of his time-based restricted stock units and retention of his performance-based restricted stock units for the remainder of the awards’ applicable performance period.

The foregoing description of the Employment Agreement is not complete and is qualified by reference to the complete agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of Mr. Stedham’s RSA is not complete and is qualified in its entirety by reference to the Form of Restricted Stock Award Agreement (Employees) pursuant to the 2020 Equity Incentive Plan incorporated herein by reference from Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021. The description of Mr. Stedham’s RSUs and PSUs are not complete and are qualified in their entirety by reference to the Form of Restricted Stock Unit Award Agreement (Employees) pursuant to the 2020 Equity Incentive Plan incorporated herein by reference from Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

Other than as disclosed in this Item 5.02, there are no arrangements or understandings between Mr. Stedham and any other person pursuant to which he was appointed as the Chief Executive Officer of the Company. Neither Mr. Stedham nor any of his immediate family has been a party to any transaction with the Company, nor is any such transaction currently proposed, that would be reportable under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Stedham and any of the directors and executive officers of the Company.

Also effective June 19, 2023, in connection with Mr. Stedham’s appointment as Chief Executive Officer, Scott Greenberg will cease to serve as the Company’s Interim Chief Executive Officer and Executive Chairman of the Board and will continue to serve as Chairman of the Board.

Item 8.01	Other Events.

On May 31, 2023, we issued a press release and announced Mr. Stedham’s appointment as Chief Executive Officer, effective June 19, 2023. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description
10.1	Employment Agreement with Adam Stedham, effective June 19, 2023
99.1	VerifyMe, Inc. Press release dated May 31, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VerifyMe, Inc.

Date: May 31, 2023	By:	/s/ Margaret Gezerlis
Margaret Gezerlis
Executive Vice President and Chief Financial Officer